UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2020

FIRST AMERICAN FINANCIAL CORPORATION

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-34580	26-1911571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California	92707-5913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	FAF	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2020, First American Financial Corporation, a Delaware corporation (the “Company”), issued $450 million aggregate principal amount of its 4.000% Senior Notes due 2030 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of January 24, 2013 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of May 15, 2020 (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Capitalized terms used in this current report and not defined herein have the meanings ascribed to them in the Indenture.

Interest on the Notes is payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 2020. The Notes mature on May 15, 2030.

At any time prior to February 15, 2030 (the “Par Call Date”), the Notes are subject to redemption upon not less than 15 days’ notice, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of the interest accrued to the date of redemption and assuming for these purposes that the Notes mature on the Par Call Date) computed by discounting such payments to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at a rate equal to the sum of 50 basis points plus the Adjusted Treasury Rate on the third business day prior to the redemption date, as calculated by an Independent Investment Banker;

plus, in each case, unpaid interest that has accrued to, but excluding, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

At any time on or after the Par Call Date, the Notes are subject to redemption upon not less than 15 days’ notice, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest that has accrued to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

The Indenture contains customary terms and covenants, including covenants that limit, among other things, the ability of (i) the Company and its Covered Subsidiaries to incur indebtedness secured by a lien on voting stock of any Covered Subsidiary unless the Notes then outstanding are secured by such lien equally and ratably with (or prior to) such indebtedness and (ii) the Company to consolidate with or merge into any other entity or convey, transfer or lease all or substantially all of the Company’s assets to another entity. Under certain events of default, including, without limitation, failure to pay when due any principal amount or certain cross defaults to other instruments, either the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. In the case of certain events of bankruptcy or insolvency of the Company or any Significant Subsidiary, the principal amount of the Notes will be automatically due and payable immediately.

The Notes are the Company’s general senior unsecured obligations, are not guaranteed by any of the Company’s subsidiaries, rank equally in right of payment with the Company’s existing and future senior unsecured indebtedness and are effectively subordinated to all liabilities of the Company’s subsidiaries and to all of the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The foregoing description of the issuance and sale of the Notes and the terms thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Third Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. The form of Note, which is included as part of the Third Supplemental Indenture, is filed as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

In connection with the offering of the Notes, Gibson, Dunn & Crutcher LLP delivered a legal opinion with respect to the validity of the Notes, which opinion is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1

Indenture, dated as of January 24, 2013, between First American Financial Corporation and U.S. Bank National Association, as Trustee. (Incorporated by reference herein to Exhibit 4.1 to the Form S-3ASR filed with the Securities and Exchange Commission on January 24, 2013).

4.2	Third Supplemental Indenture, dated as of May 15, 2020, between First American Financial Corporation and U.S. Bank National Association, as Trustee.

4.3	Form of Note (included in Exhibit 4.2).

5.1	Opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the Notes.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AMERICAN FINANCIAL CORPORATION

Date: May 15, 2020	By:	/s/ Mark E. Seaton
	Name:	Mark E. Seaton
	Title:	Executive Vice President and Chief Financial Officer